Spark Networks(R) Reports Third Quarter Financial Results

LOS ANGELES, CA -- (Marketwired - November 13, 2013) - Spark Networks, Inc. (NYSE MKT: LOV)

  Total revenue grew for 11th consecutive quarter
  Total contribution(1) grew 22%
  Christian Networks revenue grew for 12th consecutive quarter
  Jewish Networks revenue grew for second consecutive quarter

Spark Networks, Inc. (NYSE MKT: LOV), a leader in creating niche-focused brands that build and strengthen the communities they serve, today reported financial results for the third quarter ended September 30, 2013.

Q3 2013 Highlights

                                         Q3 2012           Q3 2013
                                     ---------------   ---------------
     Revenue                         $  15.9 Million   $  17.4 Million
     Contribution Margin(2)                       24%               27%
     Net Loss                        $ (1.7) Million   $ (2.6) Million
     Net Loss Per Share              $         (0.08)  $         (0.11)

Management Commentary

"I am pleased to announce another solid quarter of performance, with revenue increasing for the 11th consecutive quarter," said Greg Liberman, Spark Networks' Chief Executive Officer. "Revenue not only grew overall but, importantly, outpaced the growth of our marketing expense. As a result, despite an increase in marketing expense, company-wide contribution hit its highest level since the first half of 2012.

"Fueling our growth, once again, were the dual engines of our business, the Christian and Jewish Networks segments. In our Christian Networks segment, we posted a 28% increase in subscribers, a 19% increase in revenue and the best contribution performance since 2011. And, at the same time, our Jewish Networks segment continued to show its strength, as we posted another quarter of its customary, near-90% contribution margin and also its second consecutive quarter of revenue growth for the first time in more than five years."

Q3 2013 Financial Results

Revenue was $17.4 million, an increase of 9% compared to $15.9 million in the third quarter of 2012. The Christian Networks segment was the primary driver of that growth.

Contribution was $4.7 million, an increase of 22% compared to $3.9 million in the third quarter of 2012.

Total cost and expenses were $19.9 million, an increase of 7% compared to $18.5 million in the third quarter of 2012. The higher costs primarily reflect a $739,000 increase in Christian Networks direct marketing expenses, reflecting the Company's continued focus on meaningfully growing its subscriber base in this segment.

Net loss was $2.6 million, or $0.11 per share, compared to a net loss of $1.7 million, or $0.08 per share, in the third quarter of 2012.

Adjusted EBITDA(3) was a loss of $1.8 million, compared to a loss of $2.0 million in the third quarter of 2012.

Average paying subscribers(4) for the Jewish Networks, Christian Networks and Other Networks segments were 300,225, an increase of 13% compared to 266,075 in the third quarter of 2012.

Balance Sheet, Cash, Debt
As of September 30, 2013, the Company had cash and cash equivalents of $17.2 million, an increase of 65% from $10.5 million at December 31, 2012. As of September 30, 2013, the Company had no outstanding debt.

                            SPARK NETWORKS, INC.
                     SEGMENT(5) RESULTS FROM OPERATIONS
           (in thousands except subscriber and ARPU information)

                                                                     Q3 '13
                                                                     v. Q3
                    Q3 2012   Q4 2012   Q1 2013   Q2 2013   Q3 2013   '12
                   --------  --------  --------  --------  -------- -------

Net Revenue

Jewish Networks    $  6,385  $  6,617  $  6,452  $  6,460  $  6,433     0.8%
Christian Networks    8,495     8,721     9,908    10,260    10,088    18.8%
Other Networks          903       836       815       775       715   -20.8%
Offline & Other
 Businesses              88        97        88        86       125    42.0%
                   --------  --------  --------  --------  -------- -------
 Total Net Revenue $ 15,871  $ 16,271  $ 17,263  $ 17,581  $ 17,361     9.4%

Direct Mktg. Exp.
Jewish Networks    $    829  $    834  $    751  $    776  $    822    -0.8%
Christian Networks   10,920    11,480    11,722    12,866    11,659     6.8%
Other Networks          213       201       199       152       123   -42.3%
Offline & Other
 Businesses              29        69        26        31        30     3.4%
                   --------  --------  --------  --------  -------- -------
  Total Direct
   Mktg. Exp.      $ 11,991  $ 12,584  $ 12,698  $ 13,825  $ 12,634     5.4%

Contribution
Jewish Networks    $  5,556  $  5,783  $  5,701  $  5,684  $  5,611     1.0%
Christian Networks   (2,425)   (2,759)   (1,814)   (2,606)   (1,571)   35.2%
Other Networks          690       635       616       623       592   -14.2%
Offline & Other
 Businesses              59        28        62        55        95    61.0%
                   --------  --------  --------  --------  -------- -------
  Total
   Contribution    $  3,880  $  3,687  $  4,565  $  3,756  $  4,727    21.8%

Average Paying
 Subs.
Jewish Networks      84,650    85,736    85,200    84,487    83,732    -1.1%
Christian Networks  154,747   168,394   186,896   196,598   197,420    27.6%
Other Networks       26,678    25,130    23,435    21,183    19,073   -28.5%
                   --------  --------  --------  --------  -------- -------
  Total Avg.
   Paying Subs.(6)  266,075   279,260   295,531   302,268   300,225    12.8%

ARPU

Jewish Networks    $  24.61  $  24.93  $  24.86  $  25.15  $  25.28     2.7%
Christian Networks    17.26     16.43     16.84     16.55     16.07    -6.9%
Other Networks        10.61     10.36     10.84     11.49     12.08    13.8%
                   --------  --------  --------  --------  -------- -------
  Total ARPU(7)    $  18.93  $  18.49  $  18.68  $  18.60  $  18.38    -2.9%

Investor Conference Call
The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Toll-Free (United States): 1-877-407-0789
International: 1-201-689-8562

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website at www.spark.net or by clicking http://investor.spark.net.

A replay will begin approximately three hours after completion of the call and run until November 27, 2013.

Replay
Toll-Free (United States): 1-877-870-5176
International: 1-858-384-5517
Passcode: 10000578

Safe Harbor Statement:
This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:
The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

(1) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing.

(2) "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(3) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for an inter-company loan and the income (loss) recognized from non-cash assets received in connection with a legal judgment.

(4) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(5) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The Christian Networks segment consists of the Company's ChristianMingle.com, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net, ChristianDating.com, DailyBibleVerse.com and Faith.com Web sites. The Other Networks segment consists of Spark.com and related other general market Web sites as well as other properties which are primarily composed of sites targeted towards various religious, ethnic, geographic and special interest groups. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

(6) Total Average Paying Subscribers excludes results from the Company's HurryDate business due to its relative size.

(7) ARPU is defined as average revenue per user per month. Total ARPU excludes results from the Company's HurryDate business due to its relative size.

               (Consolidated financial statements to follow)

                            SPARK NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share data)

                                               December 31,   September 30,
                                              -------------   -------------
                                                   2012            2013
                                              -------------   -------------
Assets                                                         (unaudited)
Current assets:
  Cash and cash equivalents                   $      10,458   $      17,243
  Restricted cash                                     1,232           1,320
  Accounts receivable                                 1,510           1,494
  Deferred tax asset, net - current                       8               -
  Prepaid expenses and other                            861           1,869
                                              -------------   -------------
      Total current assets                           14,069          21,926
Property and equipment, net                           3,133           3,969
Goodwill                                              8,861           9,178
Intangible assets, net                                2,143           2,275
Deferred tax asset, net - non-current                     5               -
Other assets                                            153             207
                                              -------------   -------------
      Total assets                            $      28,364   $      37,555
                                              =============   =============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                            $       1,093   $       1,343
  Accrued liabilities                                 5,339           5,173
  Deferred revenue                                    8,128           9,271
  Deferred tax liability - current                      257             239
                                              -------------   -------------
      Total current liabilities                      14,817          16,026
Deferred tax liability - non-current                  1,413           1,782
Other liabilities                                       588           1,649
                                              -------------   -------------
      Total liabilities                              16,818          19,457
Commitments and contingencies
Stockholders' equity:
Authorized capital stock consists of
 100,000,000 shares of Common Stock, $0.001
 par value; issued and outstanding:
 23,881,741 shares at September 30, 2013 and
 20,945,364 shares at December 31, 2012:                 21              24
  Additional paid-in-capital                         54,857          70,192
  Accumulated other comprehensive income                712             757
  Accumulated deficit                               (44,044)        (52,875)
                                              -------------   -------------
  Total stockholders' equity                         11,546          18,098
                                              -------------   -------------
      Total liabilities and stockholders'
       equity                                 $      28,364   $      37,555
                                              =============   =============

                            SPARK NETWORKS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share data)

                                  Three Months Ended    Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2012       2013       2012       2013
                                 ---------  ---------  ---------  ---------

Revenue                          $  15,871  $  17,361  $  45,472  $  52,205

Cost and expenses:
  Cost of revenue (exclusive of
   depreciation shown separately
   below)                           12,901     13,620     35,725     42,046
  Sales and marketing                1,020      1,423      2,976      3,972
  Customer service                     652        746      1,887      2,136
  Technical operations                 362        288      1,067        887
  Development                          859        746      2,549      2,331
  General and administrative         2,260      2,496      6,550      7,704
  Depreciation                         426        529      1,242      1,454
  Amortization of intangible
   assets                                -         10         13         10
  Impairment of long-lived
   assets                                -          -          -        265
                                 ---------  ---------  ---------  ---------
Total cost and expenses             18,480     19,858     52,009     60,805

Operating loss                      (2,609)    (2,497)    (6,537)    (8,600)
Interest (income) expense and
 other, net                            (36)       (77)       (50)      (172)
                                 ---------  ---------  ---------  ---------
Loss before income taxes            (2,573)    (2,420)    (6,487)    (8,428)
(Benefit) provision for income
 taxes                                (836)       195     (2,036)       403
                                 ---------  ---------  ---------  ---------
Net loss                         $  (1,737) $  (2,615) $  (4,451) $  (8,831)
                                 =========  =========  =========  =========

Net loss per share--basic and
 diluted                         $   (0.08) $   (0.11) $   (0.22) $   (0.39)
                                 =========  =========  =========  =========
Weighted average shares
 outstanding - basic and diluted    20,699     23,753     20,683     22,410
                                 =========  =========  =========  =========

                                   Three Months Ended  Nine Months Ended
   Stock-based compensation:         September 30,       September 30,
   (in thousands)
                                     2012      2013      2012      2013
                                  --------- --------- --------- ---------
   Cost of revenue                $       2 $       - $       6 $       -
   Sales and marketing                   17        36        55       107
   Customer service                       -         -         1         -
   Technical operations                  29         2        89         4
   Development                           10         3        31        10
   General and administrative           138       153       417       455

Reconciliation of Net Loss
 to Adjusted EBITDA:           Three Months Ended      Nine Months Ended
(in thousands)                    September 30,           September 30,
                             ----------------------  ----------------------
                                2012        2013        2012        2013
                             ----------  ----------  ----------  ----------

Net loss                     $   (1,737) $   (2,615) $   (4,451) $   (8,831)
Interest                             16          19          43          53
Taxes                              (836)        195      (2,036)        403
Depreciation                        426         529       1,242       1,454
Amortization                          -          10          13          10
                             ----------  ----------  ----------  ----------
EBITDA                           (2,131)     (1,862)     (5,189)     (6,911)
Stock-based compensation            196         194         599         576
Impairment of long-lived
 assets                               -           -           -         265
Non-cash currency
 translation adjustments            (42)        (99)         77        (215)
Non-repetitive property
 possession                           -           -        (151)          -
                             ----------  ----------  ----------  ----------
Adjusted EBITDA              $   (1,977) $   (1,767) $   (4,664) $   (6,285)
                             ==========  ==========  ==========  ==========

For More Information
Investors:
Addo Communications
Laura Bainbridge
laurab@addocommunications.com
Kimberly Esterkin
kimberlye@addocommunications.com
310-829-5400